UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 6, 2025

iCoreConnect Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-41309	86-2462502
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

529 Crown Point Road, Suite 250 Ocoee, FL	34761
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 810-7706

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	ICCT	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On March 10, 2025, iCoreConnect Inc. (the “Company”) received notice from PIGI Solutions, LLC (“PIGI”) that PIGI was exercising its purported right as a secured creditor under the Uniform Commercial Code (Del. UCC § 9-613) to conduct a public auction of substantially all of the Company’s personal property. PIGI had indicated that the closing of the auction was to occur on or after May 9, 2025. PIGI claims the Company owes $2,434,243 in principal and interest. The amounts arise out of finder’s fee agreement discussed below.

On April 4, 2025, the Company and its wholly-owned subsidiary, iCore Midco Inc., a Nevada corporation (“Midco”) filed a complaint in the United States District Court Middle District of Florida initiating a civil action against PIGI and John Schneller (the “Defendants”). In the complaint, the Company and Midco assert, among other claims, that the Defendants fraudulently induced Midco into a finder’s fee agreement, under which PIGI acted as an unregistered broker-dealer, and that the finder’s fee agreement is voidable under Section 29(b) of the Securities Exchange Act of 1934. The relief requested includes, among other things, rescission of the finder’s fee agreement and related loan documents, injunctive relief against PIGI taking any further action to enforce the finder’s fee agreement, and monetary damages.

On May 6, 2025, the Company, Midco, the Defendants, and the bidder of the assets entered into a Settlement and Mutual Release Agreement (the “Settlement Agreement”) pursuant to which the parties agreed that the Company will have the right until May 30, 2025, to effectively terminate the auction and retain control of the Company’s assets by making a payment of $3,099,747, which includes the satisfaction of amounts owed to PIGI and the payment of certain expenses related to the auction, and a payment of $50,000 to the bidder of the assets. Upon the payment of the foregoing amounts, the Company and Midco have agreed to dismiss the above lawsuit with prejudice and the parties have agreed to mutual releases. The Company expects to satisfy the payment obligations pursuant to the Settlement Agreement prior to May 30, 2025.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

iCoreConnect Inc. (Registrant)

Dated: May 12, 2025	By:	/s/ Robert McDermott
	Name:	Robert McDermott
	Title:	President and Chief Executive Officer

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